Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Announces

Early Tender Results of Its

Cash Tender Offer and Consent Solicitation

DEERFIELD, Ill. – April 16, 2018 – Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) (the “Company” or “Mondelēz International”) announces the early tender results as of 5:00 p.m., New York City time, on April 13, 2018 (the “Early Tender Date”) for its previously announced offer to purchase (the “Tender Offer”) for cash up to $1,000,000,000 aggregate principal of the debt securities listed below (the “Notes”) from each holder (individually, a “Holder,” and collectively, the “Holders”) of the applicable Notes. The principal amount of each series of Notes that were validly tendered and not validly withdrawn in the Tender Offer as of the Early Tender Date is set forth in the table below:

				As of the Early Tender Date
Title of Security	CUSIP	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered	Percent of Amount Outstanding Tendered
6.500% Notes due 2040(1)	50075N AZ7 / US50075NAZ78	$501,541,000	1	$241,001,000	48.05%
6.500% Notes due 2031(1)(2)	50075N AC8 / US50075NAC83	$350,409,000	2	$75,829,000	21.64%
6.875% Notes due 2038(1)	50075N AT1 / US50075NAT19	$255,387,000	3	$72,070,000	28.22%
6.875% Notes due 2039(1)	50075N AW4 / US50075NAW48	$195,193,000	4	$29,262,000	14.99%
7.000% Notes due 2037(1)	50075N AR5 / US50075NAR52	$139,631,000	5	$11,684,000	8.37%
5.375% Notes due 2020(1)	50075N BA1 / US50075NBA19	$524,402,000	6	$97,592,000	18.61%
6.125% Notes due 2018(1)	50075N AV6 / US50075NAV64	$322,602,000	7	$42,578,000	13.20%

(1)	Issuer formerly known as Kraft Foods Inc.
(2)	Admitted to trading on the Regulated Market of the Luxembourg Stock Exchange.

The Tender Offer and the Consent Solicitation (as defined below) are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated April 2, 2018 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, the “Letter of Transmittal”).

The Company announces that it has accepted for purchase all $570,016,000 aggregate principal amount of Notes validly tendered and not validly withdrawn prior to the Early Tender Date. As previously announced, the consideration paid in the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the bid side yield to maturity of the applicable U.S. Treasury Security as specified in the table above as calculated by the Dealer Managers for the Tender Offer at 11:00 a.m., New York City time, on April 16, 2018 (such time and date, as the same may be extended, the “Price Determination Date”). Holders of Notes that have been validly tendered and not validly withdrawn at or prior to the Early Tender Date and that have been accepted for purchase by the Company will receive the applicable “Total Consideration” (which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase) and will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the Initial Settlement Date (as defined below). The Withdrawal Deadline expired at 5:00 p.m., New York City time, on April 13, 2018, and has not been extended.

As previously announced, the Company is soliciting (the “Consent Solicitation”) consents (the “Consents”) from each Holder of the Notes to certain proposed amendments to the Indenture, dated as of October 17, 2001, by and between the Company and Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York and The Chase Manhattan Bank), as trustee, as supplemented by the applicable officers’ certificate governing each series of Notes and the Notes. The Company has not received Consents from Holders of more than 50% of the outstanding aggregate principal amount of any of the Notes prior to the Early Tender Date.

As previously announced, the Expiration Date of the Tender Offer is 11:59 p.m., New York City time, on April 27, 2018, unless extended or earlier terminated by the Company (such date and time, as the same may be extended, the “Expiration Date”). The settlement for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offer will be on April 17, 2018 (the “Initial Settlement Date”). Assuming the Tender Offer and the Consent Solicitation are not extended and the conditions to the Tender Offer and Consent Solicitation are satisfied or waived, the Company expects that settlement for any Notes validly tendered and not validly withdrawn after the Early Tender Date and at or prior to the Expiration Date and accepted for purchase to be on May 1, 2018.

Barclays Capital Inc. and Citigroup Global Markets Inc. are serving as dealer managers (the “Dealer Managers”) for the Tender Offer and as solicitation agents (the “Solicitation Agents”) for the Consent Solicitation. Global Bondholder Services Corporation is acting as information agent (the “Information Agent”) and depositary (the “Depositary”) in connection with the Tender Offer and Consent Solicitation.

Copies of the Offer to Purchase and Letter of Transmittal are available from the Depositary and Information Agent as set out below. Capitalized terms used in this press release but not defined have the meanings given to them in the Offer to Purchase.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase or a solicitation of consents with respect to any Notes. The Tender Offer and Consent Solicitation are being made solely pursuant to the Offer to Purchase and related documents. The Tender Offer and the Consent Solicitation are not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of Mondelēz International by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Information Agent for the Tender Offer and Consent Solicitation is:

Global Bondholder Services Corporation Attention: Corporate Actions Banks and Brokers Call Collect: (212) 430-3774 All Others Call Toll-Free: (866) 470-3800

The Dealer Managers for the Tender Offer and the Solicitation Agents for the Consent Solicitation are:

Barclays Capital Inc.	Citigroup Global Markets Inc.
Attention: Liability Management Group Collect: (212) 528-7581 Toll Free: (800) 438-3242 Email: us.lm@barclays.com	Attention: Liability Management Group Collect: (212) 723-6106 Toll-Free: (800) 558-3745 Email: ny.liabilitymanagement@citi.com

About Mondelēz International

Mondelēz International, Inc. (NASDAQ:MDLZ) is building the best snacking company in the world, with 2017 net revenues of approximately $26 billion. Creating more moments of joy in approximately 160 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “intend” and similar expressions are intended to identify the Company’s forward-looking statements, including, but not limited to, statements about the offer to purchase and proposed amendments to the indenture as supplemented by the applicable officers’ certificates governing each series of Notes and the Notes. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those indicated in the Company’s forward-looking statements. Please see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.